EXHIBIT (a) (14)
second Quarter 2007 Results July 31,2007

Statements made in the course of this presentation which describe the Company’s or management’s objectives, projections, estimates, expectations or predictions may be "forward-looking statements” within the meaning of securities laws. All statements that address the Company’s expectations or projections about the future including statements about the Company’s growth, cost reduction goals, operations, reorganization plans, expenditures and financial results are forward-looking statements. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty and actual actions or results could differ materially. Reference should be made to the most recent Form 10-Q for a list of factors that could cause such difference s. In addition, certain non-GAAP measures are used which are reconciled to the comparable GAAP measures herein or on the Company’s website at www.alcan.com in the "Investors” section. © 2007 A L C A N I N C.

Metric Q2-07 Q2-06 1H-07 1H-06 Return on capital employed (1) 14.6% 14.2% 14.9% 13.5% Operating EPS (1) $1.62 $1.48 $3.30 $2.74 Cash from continuing operations $738M $771M $1.3B $1.1B Debt to Capital 30% 35% 30% 35% (1) Operating — see definition in Appendix

Compelling Track Record

Operating ROCE (%)



20%
15%
10%
5%
0%
14.6%
Q1-05
Q2-05
Q3-05
Q4-05
Q1-06
Q2-06
Q3-06
Q4-06
Q1-07
Q2-07

Debt to Capital (%)



50%
45%
40%
35%
30%
25%
20%
Pre-Novelis
30%
Q1-05
Q2-05
Q3-05
Q4-5
Q1-06
Q2-06
Q3-06
Q4-06
Q1-07
Q2-07

©2007 ALCAN INC.

Slide 4

3 Building our growth pipeline 3 Start of production at Gove 3 Progress on Coega, Kitimat and Quebec 3 Heads of agreement for $7bn integrated "Mine-to-Metal” Ma’aden JV 3 Ongoing portfolio management 3Sale of Vlissingen and Utkal 3Packaging Divestiture 3 Continued commitment to sustainability 3 Alcan rated highest of 57 Metals and Mining companies in ‘07 Innovest report

Aluminum Forward Curves US$/tonne 3 Forward curve 2900 2850 29-Dec-06 signals strong 2800 Analysts/Street supply/demand 2750 30-Jul-07 2700 fundamentals
2650 2600 2550 3 Energy prices 2500 2450 3 Upward shift 2400 in aluminum 2350 2300 cost curve 2250 2200 $2,250 3 C hina’s high 2150 2100 cost structure 2050 $2,050 2000 1950 $1,950 1900 1850 1800 2007 2008 2009 2010 2011 2012

Net Aluminum Units Flows Capacity, Production and Apparent Consumption 1500 Primary Capacity 14000 Production (IAI) 996 992 1000 918 Apparent Consumption* 778 768 769 12000 .. 500 418 Imports (ktpa) 10000 116 64 0 Rate -24 -40 8000 -88 Annual -126 -212 -196 kt -353 -347 -358 -500 -470 -563 6000 -681 Unwrought Net Flow Exports -1000 Scrap Net Flow 4000 Semis Net Flow Total Net Flow -1500 2000 2004 H1 2004 H2 2005 H1 2005 H2 2006 H1 2006 H2 2007 H1 2002 2003 2004 2005 2006 2007 3 China remains net importer of aluminum units 3 Increased Chinese utilization rates and strong demand growth

3 Recommended offer is result of rigorous and thorough process 3 Provides compelling value to shareholders and stakeholders 3 Rio Tinto Alcan will be a new global leader in aluminium industry 3 Large scale, long life, low cost assets worldwide 3 Significant bauxite reserves and competitive alumina refining 3 Low cost hydro power and leading smelter technology 3 Deep and diverse talent pool

3 Commencement of Rio Tinto offer on July 24 3 Support agreement in place between Rio Tinto and Alcan 3 Expeditious timetable to close transaction — target early Q4 3 Clear path to completion — on track for filings with governmental and regulatory authorities in relevant jurisdictions 3 Rio Tinto shareholder meetings planned for late Q3 / early Q4 3 Agreed intention to divest Alcan’s packaging business group

FINANCIAL REVIEW

Q2-07 Financial Highlights Q2-07 Q1-07 Q2-06 ($/share) Operating EPS 1.62 1.67 1.48 Operating EPS excluding derivatives 1.64 1.69 1.45 ($M) Total BGP 1,141 1,271 1,099 Cash from continuing operations 738 582 771 Free cash flow 244 195 244 771

$M 7,500 By Business Group 6,000 $M 4,500 7,000 3,000 6,000 1,500 5,000 Q2-06 Q3-06 Q4-06 Q1-07 Q2-07 4,000 Variances Y/Y · Higher aluminum prices 3,000 • Improved pricing and mix in EP and B&A · Higher volumes across most businesses 2,000 • Higher technology and smelter equipment sales Variances Q/Q 1,000 • Higher aluminum volumes •Improved pricing and mix Q2-06 Q 1-07 Q2-07 •Higher aluminum prices B&A Primary EP Pkg. •Higher technology and smelter equipment sales 2 0 07 A L C A N I N C. Slide 12

Operating EPS from Continuing Operations

Quarterly Operating EPS

$ / share


1.48
1.22
1.09
1.67
1.62
Q2-06
Q3-06
Q4-06
Q1-07
Q2-07

Y/Y Variance

$ / share


2.25
2.00
1.75
1.50
1.25
1.00
0.75
0.50
0.25
0.00
1.48
0.22
0.04
0.19
(0.12)
(0.07)
(0.08)
(0.04)
1.62
Q2-06
Metal
Volume
Price / Mix
Input Costs
Other Op. Costs
Currency
Other
Q2-07

©2007 ALCAN INC.

Slide 13

Earnings per Share (EPS) ($/share) Q2-07 Q1-07 Q2-06 Operating EPS 1.62 1.67 1.48 Foreign currency balance sheet (0.52) (0.05) (0.27) translation Other Specified Items 0.08 (0.02) - Net income per share 1.18 1.60 1.21

Other Specified Items ($M) After-Tax Q2-07 Q1-07 Q2-06 Restructuring charges (14) (7) (42) Asset impairments (12) - (24) Gains (losses) from non-routine sales of (30) 2 8 assets, businesses and investments Tax adjustments 150 - 63 Advisory and legal fees (14) - - Share-based compensation (27) - - Other (25) (4) (7) Total 28 (9) (2)

Key Expense Items ($M) Q2-07 Q1-07 Q2-06 07 Est. SG&A * 453 374 366 1,500 Depreciation and amortization 269 264 258 1,100 Interest 61 60 69 275 Income taxes 166 280 195 30%** 771 * Includes $74 M of share-based compensation in Q2-07 compared to $17M in Q1-07 and $21M in Q2-06
** Indicates anticipated tax rate on operating income for 2007 excluding OSIs and foreign currency balance sheet translation

Cash Flow from Continuing Operations $M 1,200 1,000 800 600 400 200 0 -200 Q2-06 Q3-06 Q4-06 Q1-07 Q2-07 Cash from Operations Free Cash Flow Slide 17

Debt & Capex Debt as a % of Invested Capital Capex vs. Depreciation $M $M 12,000 50% 750 250% 10,00045% 600200% 8,000 40% 450150% 6,000 35% 300 100% 4,000 30% 150 50% 2,000 25% 0 20% 00% Q2-06 Q3-06 Q4-06 Q1-07 Q2-07 Q2-06 Q3-06 Q4-06 Q1-07 Q2-07 Equity ($M) Capital expenditures ($M) Borrowings ($M) Capex / depreciation excluding Gove (%) Debt as a percent of invested capital (%) Capex / depreciation (%) Highlights · Debt to capitalization ratio at 30%, down from 33% at the end of first quarter · Capex in line with depreciation excluding Gove expansion · Capex spending estimated at $1.8B for 2007* * Excludes estimated joint venture cash calls of around $300M relating to capital © 2 0 07 A L C A N I N C. Slide 18

BUSINESS PERFORMANCE AND OUTLOOK

Bauxite & Alumina Key Metrics Q2-06 Q2-07 Sales ($M) Intersegment 460 576 Third-party 482 549 Production (kt) 1,351 1,379 BGP ($M) 126 204

Primary Metal Key Metrics Q2-06 Q2-07 Sales ($M) Intersegment 656 492 Third-party 2,260 2,427 Production (kt) 846 847 BGP ($M) 774 744

Engineered Products Key Metrics Q2-06 Q2-07 Sales ($M) Intersegment 50 21 Third-party 1,868 2,067 BGP 144 149 BGP Margin* 8.1% 7.8% * Excludes OSIs & B/S translation

Packaging Key Metrics Q2-06 Q2-07 Sales ($M) Third-party 1,511 1,572 BGP 134 126 BGP Margin* 10.5% 10.5% 7 * Excludes OSIs & B/S translation

World Primary Aluminum Balance (kt) 2005 2006 e 2007 f Supply 31,869 33,905 37,700 % change 7.0% 6.4% 11.2% Demand 31,877 34,067 37,500 % change 4.6% 6.9% 10.1% INVENTORY CHANGE (8) (162) 200 771 f : forecast e: estimate

Performance Against Financial Targets Metric Target 1H-07 1H-06 2006 Return on capital employed (1) Cover COC by 2008 14.9% 13.5% 12.3% Operating EPS growth (2) 15% / year 47% 76% 107% Cash from continuing Min. $2B from 2006 $1.3B $1.1B $3.0B operations Debt to Capital 35% (3) 30% 35% 35% (1) Operating — see definition in Appendix Note : Targets based on 5-year plans and forward (2) Trailing 4 quarters rates for currency and metal as at September 2005 (3) Excluding FAS Pension adjustments

Summary 3 Strong Second Quarter Results 3 Second highest quarterly operating earnings 3 Strong operating cash flow 3 ROCE and cash targets significantly exceeded 3 Robust aluminum industry outlook 3 Continued progress on growth agenda 3 Substantial debt reduction

APPENDIX

Key Economic Sensitivities Change in Full NI ($M) EPS ($/share) Year Average Aluminum +US$100/mt $190 $0.51 Currency CAD +US $0.10 $(150) ($0.42) European +US $0.10 $(50) ($0.14) AUD +US $0.10 $(70) ($0.19)

Reconciliation to Net Income ($M) Q2-07 Q1-07 Q2-06 Business Group Profit 1,141 1,271 1,099 Intersegment, corporate and other (229) (89) (159) Depreciation and amortization (269) (264) (258) Interest (61) (60) (69) Income taxes (166) (280) (195) Equity income 24 12 37 Minority interests (2) - (1) Income from continuing operations 438 590 454 Income from discontinued operations - 1 1 Net income 438 591 455

FX Balance Sheet Translation Impact ($M) Q2-07 Q1-07 Q2-06 Business group impact Bauxite & Alumina (21) (4) (7) Primary Metal (18) 1 (3) Engineered Products (5) (3) (6) Packaging — 1 (5) Other (9) 1 12 Total (53) (4) (9) Income taxes (140) (15) (91) Net income impact (193) (19) (100) 7

Operating EPS from Continuing Operations

Bauxite & Alumina Key Metrics Q1-07 Q2-07 Sales ($M) Intersegment 576 576 Third-party 472 549 Production (kt) 1,330 1,379 BGP ($M) 175 204

Primary Metal Key Metrics Q1-07 Q2-07 Sales ($M) Intersegment 551 492 Third-party 2,345 2,427 Production (kt) 837 847 BGP ($M) 844 744

Engineered Products Key Metrics Q1-07 Q2-07 Sales ($M) Intersegment 25 21 Third-party 2,068 2,067 BGP 174 149 BGP Margin* 8.5% 7.8% * Excludes OSIs & B/S translation

Packaging Key Metrics Q1-07 Q2-07 Sales ($M) Third-party 1,535 1,572 BGP 140 126 BGP Margin * 9.4% 10.5% * Excludes OSIs & B/S translation

Q2-07 Adjusted BGP Reconciliation Balance sheet Other Specified As reported translation Items Adjusted Bauxite & Alumina 204 (21) (5) 230 Primary Metal 744 (18) (10) 772 Engineered Products 149 (5) (8) 162 Packaging 126 — (39) 165 1,223 (44) (62) 1,329 Equity-Accounted Joint Venture Impact (75) — - (75) Adjusted for Mark-to-Market of Derivatives (7) — - (7) Business Group Profit 1,141 (44) (62) 1,247 Intersegment, corporate offices & other (229) (9) (113) (107) Depreciation (269) — - (269) Interest (61) — - (61) Taxes (166) (140) 203 (229) Equity income 24 — - 24 Minority interest (2) — - (2) Income from continuing operations 438 (193) 28 603 EPS from continuing operations 1.18 (0.52) 0.08 1.62 Effective income tax rate 29% 28%

Operating EPS Definition Operating earnings per share from continuing operations "Operating EPS” is presented in addition to income from continuing operations and net income. Operating EPS is not calculated in accordance with U.S. GAAP and there is no standard definition of this term. Accordingly, it is unlikely that comparisons can be made among different companies that make operating earnings information available. The Company believes that operating EPS from continuing operations is a useful measure because it excludes items that are not typical of ongoing operating activities, such as Other Specified Items, as well as items that are outside management’s control, such as the impact of foreign currency balance sheet translation. The determination of whether an item is treated as an Other Specified Item involves the exercise of judgement by Alcan management. Management has concluded that operating earnings is a relevant measure for shareholders and other investors as it removes the inherent volatility of such items, whether favourable or unfavourable, and provides a clearer picture of underlying business performance. Moreover, the measure is in line with the Company’s internal performance measurement and management systems. Operating earnings information has historically been presented in response to requests from investors and financial analysts, who have indicated that they find the information highly relevant and essential to their understanding of the Company.

Operating Return on Capital Employed Definition Income = Operating earnings + Minority interest + Interest (after-tax) (1) Average Capital Employed = Total debt and borrowings + Net deferred income taxes + Minority interests + Preference shares + Common shareholders’ equity (1) At Canadian statutory tax rate of 32% for 2007

China Primary Production Growth China production rose again in 2007 on high aluminum prices

China’s Aluminum Demand Growth

Inventories Tight: Weeks of Shipments

Local Market Premia

Relative Prices Of Aluminum Substitutes (Index: January 2003 = 100)

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